Exhibit 99.1

[Chevron Mining Inc. LOGO]	William L. Sharrer Vice President Business Advancement	Chevron Mining Inc. 116 Inverness Drive East, Suite 200 Englewood, CO 80112 Tel 303 930 4035 Fax 303 930 4180 bsharrer@chevron.com

January 25, 2012

Westmoreland Kemmerer, Inc.
c/o Westmoreland Coal Company
Attn:  Executive Vice President
9540 South Maroon Circle, Suite 200
Englewood, Colorado 80112

Re:	December 23, 2011 Purchase and Sale Agreement for Kemmerer Coal Mine Assets (“PSA”) – Amendment No. 1

Ladies and Gentlemen:

When countersigned by you, this letter will constitute our agreement to amend the PSA as follows:

a.	In Section 1.1, Defined Terms, the definition of “Retiree Health Coverage Amount” is amended to read in its entirety as follows:

Retiree Health Coverage Amount. Seventy Six Million Dollars ($76,000,000).

b.	In Section 1.1, Defined Terms, the definition of “Underfunded Pension Amount” is amended to read in its entirety as follows:

Underfunded Pension Amount. Six Million Dollars ($6,000,000).

c.	Section 4.5, Determination of Retiree Health Coverage Amount and Underfunded Pension Amount, is deleted in its entirety.

Except as set forth above, the PSA shall remain in full force and effect.

Westmoreland Kemmerer, Inc.
January 25, 2012

If this amendment is acceptable to you, please countersign both originals of this letter and return one to the undersigned.  The other original is for your records.  Thank you for your cooperation.

Very truly yours,

CHEVRON MINING INC.

By /s/ William L. Sharrer

Title V.P., Business Advancement

AGREED TO AND ACCEPTED:

WESTMORELAND KEMMERER, INC.

By /s/ Jennifer S. Grafton

Title General Counsel and Secretary

Date 1/25/2012